Exhibit 21.1
            SUBSIDIARIES OF EMERITUS CORPORATION

1    Emeritus Canada Ltd., Toronto, Ontario

2    Emeritus Employee Leasing, Inc., Washington corporation

3    Emeritus Home Health, Inc., Washington corporation

4    Emeritus Properties I, Inc., Washington corporation,

5    Emeritus Properties II, Inc., Washington corporation

6    Emeritus Properties III, Inc., Washington corporation

7    Emeritus Properties IV, Inc., Washington corporation

8 Emeritus Properties of Illinois, Inc., Washington corporation

9 Emeritus Real Estate L.L.C., Delaware limited liability company

10 Emeritus Real Estate II, L.L.C., Delaware limited liability company

11 Emeritus Real Estate III, L.L.C., Delaware limited liability company

12 Emeritus Real Estate IV, L.L.C., Delaware limited liability company

13 Emeritus Real Estate V, L.L.C., Delaware limited liability company

14 Emeritus Real Estate VI, L.L.C., Delaware limited liability company

15 Emeritus Real Estate VII, L.L.C., Delaware limited liability company

16 Emeritus Real Estate VIII, L.L.C., Delaware limited liability company

17   ESC GP I, Inc., Washington corporation

18   ESC GP II, Inc., Washington corporation

19   ESC I, LP., Washington limited partnership

20   ESC II, LP., Washington limited partnership

21 Cooper George Partners LTD. Partnership, Washington limited partnership

22 Fairfield Retirement Center L.L.C., Delaware limited liability company

23 Grand Terrace L.L.C., Delaware limited liability company

24 Heritage Hills Retirement, Inc., North Carolina corporation

25 Painted Post Partnership, Pennsylvania general partnership

26 TDC/Emeritus Paso Robles Associates, Washington partnership